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EXHIBIT 99.8

Certification of Chief Executive Officer of Spectrum Laboratories, Inc.

In connection with the quarterly report of Spectrum Laboratories, Inc. and its subsidiaries, SLI Acquisition Corp., Spectrum Europe B.V. and Spectrum Chromatography (collectively, the Company) on Form 10-QSB for the quarter ended March 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Roy T. Eddleman, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.       the Report fully complies with the requirements of Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 6, 2003.


/s/ Roy T. Eddleman
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Roy T. Eddleman
Chairman and Chief Executive Officer
Spectrum Laboratories, Inc.